Exhibit 23

          CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
          --------------------------------------------------------


The Board of Directors
Security Federal Corporation

We consent to incorporation by reference in the Registration Statement No. 333-31500, 333-102337 and 333-136813 on Form S-8 of our report dated June 10,
2009, relating to the consolidated balance sheet of Security Federal Corporation and subsidiaries as of March 31, 2009 and the related consolidated statements of income, shareholders' equity and cash flows for the year then ended, which report appears in the March 31, 2009 Annual Report on Form 10-K.

           /s/ Elliott Davis, LLC

Columbia South Carolina
June 29, 2009

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